UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report: February 19, 2014
(Date of earliest event reported)

Sterling Financial Corporation
(Exact name of Registrant as Specified in its Charter)

Washington	001-34696	91-1572822
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

111 North Wall Street, Spokane, Washington 99201
(Address of Principal Executive Offices and Zip Code)

(509) 458-3711
(Registrant’s Telephone Number, including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01        Other Events.

On February 19, 2014 Sterling Financial Corporation’s (“Sterling”) principal operating subsidiary Sterling Savings Bank (“Sterling Bank”) entered into a definitive agreement for the sale of six depository branches located in Coos County and Douglas County, Oregon to Banner Bank (“Banner”), a wholly owned subsidiary of Banner Corporation (the “Transaction”).  The branches are being divested in connection with the pending merger between Sterling and Umpqua Holdings Corporation (the “Merger”) pursuant to agreements with the United States Department of Justice and the Federal Reserve Board.

 Under the terms of the agreement, Sterling Bank will pay a negative premium of approximately $7.0 million for Banner to acquire approximately $226 million of deposits and $95 million of performing loans. The Transaction is subject to completion of the Merger, regulatory approval and other customary closing conditions, and is expected to be completed during the second quarter of 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERLING FINANCIAL CORPORATION
(Registrant)

February 19, 2014	By: /s/ Patrick J. Rusnak
Date	Patrick J. Rusnak
Chief Financial Officer